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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------

                                    FORM 8-K
                         ------------------------------

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 6, 2005
                     --------------------------------------

                            Collins Industries, Inc.
             (Exact name of registrant as specified in its charter)
                     --------------------------------------

             Missouri                  0-12619                 43-0985160
  (State or other jurisdiction       (Commission              (IRS Employer
        of incorporation)            File Number)          Identification No.)

          15 Compound Drive, Hutchinson, KS                       67502
      (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (620) 663-5551

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

            As previously reported on Form 8-K filed with the Securities and
Exchange Commission on March 18, 2005, the Executive Vice President - Operations
of Collins Industries, Inc. (the "Company"), Terry L. Clark, and the Chief
Financial Officer of the Company, Larry W. Sayre, retired, effective March 18,
2005.

Terry Clark Separation and Severance Agreement

            In connection with Mr. Clark's retirement, the Company and Mr. Clark have entered into a Separation and Severance Agreement (the "Clark Agreement"),
attached hereto as Exhibit 10.1. The Clark Agreement was entered into on April
25, 2005 and became effective on May 3, 2005 (the "Clark Agreement Effective
Date"). Under the Clark Agreement, Mr. Clark remained on the Company's payroll through April 15, 2005. Further, under the Clark Agreement, Mr. Clark will receive, among other benefits, $250,000, less any applicable deductions and withholdings, paid ratably over a 24 month period from April 15, 2005 to April
15, 2007. Mr. Clark will also receive (i) health insurance coverage through the end of April, 2005; (ii) 45,000 fully vested of restricted shares of Company common stock; (iii) $7,686 for the remaining 6 months of Mr. Clark's residential lease in the Dallas, Texas area; (iv) if Mr. Clark elects to relocate from the
Dallas, Texas area within 2 years of the Clark Agreement Effective Date, reimbursements for up to $10,000 in actual moving expenses for such relocation;
(v) $50,000 in compensation for stock options forfeited by Mr. Clark in connection with his retirement, paid ratably over a 12 month period to begin after the last monthly Clark Separation Payment; and (vi) as soon as practicable after the Clark Agreement Effective Date, Mr. Clark's deferred compensation, less applicable deductions and withholdings, currently scheduled to be distributed on January 1, 2006. The Clark Agreement further provides that Mr.
Clark will be subject to non-competition and confidentiality obligations for a specified period of time, and the release by Mr. Clark of any claims he may have against the Company.

Larry Sayre Separation and Severance Agreement

            In connection with Mr. Sayre's retirement, the Company and Mr. Sayre have entered into a Separation and Severance Agreement (the "Sayre Agreement"),
attached hereto as Exhibit 10.2. The Sayre Agreement was entered into on April
25, 2005 and became effective on May 3, 2005 (the "Sayre Agreement Effective
Date"). Under the Sayre Agreement, Mr. Sayre remained on the Company's payroll through April 15, 2005. Further, under the Sayre Agreement, Mr. Sayre will receive, among other benefits, $210,000, less any applicable deductions and withholdings, paid ratably over a 24 month period from April 15, 2005 to April
15, 2007 (the "Sayre Separation Payment"). Mr. Sayre will also receive health insurance coverage through the end of April, 2005. Thereafter, if Mr. Sayre elects to continue coverage under COBRA, the Company will provide Mr. Sayre with
$1,000 per moth to assist Mr. Sayre in obtaining health coverage. These monthly payments will continue through the earliest of (i) Mr. Sayre's 65th birthday
(ii) the date Mr. Sayre is eligible for full medicare benefits and (iii) the date upon which Mr. Sayre becomes eligible for healthcare coverage though any other source. Mr. Sayre will also receive (i) 45,000 fully vested of restricted shares of Company common stock; (ii) if Mr. Sayre elects to relocate from the
Dallas, Texas area within 2 years of the Sayre Agreement Effective Date, reimbursements for up to $10,000 in actual moving expenses for such relocation;
(iii) $5,000 in compensation for stock options forfeited by Mr. Sayre in connection with his retirement; (iv) if Mr. Sayre elects, immediate distribution of Mr. Sayre's deferred compensation, less applicable deductions and withholdings, currently scheduled to be distributed on January 1, 2006; and (v)
if Mr. Sayre elects, a transfer of membership in Prairie Dunes Country Club on the condition that Mr. Sayre pay all costs related to such transfer and assume all expenses related to such membership. The Sayre Agreement further provides the release by Mr. Sayre of any claims he may have against the Company.

Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits.

     10.1 Terry L. Clarke Separation and Severance Agreement by and between
          Terry Clark and Collins Industries, Inc.

     10.2 Larry W. Sayre Separation and Severance Agreement by and between Larry
          Sayre and Collins Industries, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COLLINS INDUSTRIES, INC.

Date:  May 6, 2005
                                       By:      /s/ Donald Lynn Collins
                                          --------------------------------------
                                       Name:    Donald Lynn Collins
                                       Title:   President and Chief Executive
                                                Officer

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